Exhibit 10.24
This EXCHANGE AGREEMENT (the “Agreement”), dated as of March 28, 2024, by and among Creative Media & Community Trust Corporation, a Maryland corporation (“CMCT”), CMCT NAV REIT, a Maryland statutory trust (“NAV REIT”), CIM Urban Partners L.P., a Maryland limited partnership (the “Operating Partnership”), and the holders, other than NAV REIT, of Operating Partnership Units from time to time (each, a “Unitholder”). Capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in the Amended and Restated Limited Partnership Agreement of the Operating Partnership of the Operating Partnership, dated March 28, 2024 (the “Operating Partnership Agreement”), or the Declaration of Trust of NAV REIT, dated March 28, 2024 (the “NAV REIT Governing Document”), as applicable.
WHEREAS, NAV REIT and the Unitholders are owners of units of partnership interests of the Operating Partnership (the “Units”);
WHEREAS, NAV REIT Common Shareholders (as defined herein) are owners of NAV REIT Common Shares (as herein defined);
WHEREAS, on the terms and subject to the conditions set forth in the Operating Partnership Agreement, each Qualifying Party has the right to require the Operating Partnership to redeem such Qualifying Party’s Units in exchange for cash; provided, that NAV REIT may elect to acquire the Units from such Qualifying Party in accordance with the Operating Partnership Agreement in exchange for, at the Qualifying Party’s option, either (i) (A) cash or (B) shares of Class A Common Stock, $0.001 par value per share, of CMCT (“CMCT Common Stock”) or (ii) (A) cash or (B) common shares of beneficial interest, $0.001 par value per share, of NAV REIT (“NAV REIT Common Shares”) (such election described in clause (i), the “CMCT Election” and the resulting exchange a “CMCT Common Stock Exchange” and such election described in clause (ii), the “NAV REIT Election” and the resulting exchange a “NAV REIT Common Share Exchange”);
WHEREAS, on the terms and subject to the conditions set forth in the NAV REIT Governing Document, each holder of NAV REIT Common Shares (each, a “NAV REIT Common Shareholder”) has the right to require NAV REIT to exchange such NAV REIT Common Shareholder’s NAV REIT Common Shares for shares of CMCT Common Stock (such exchange, a “NAV REIT CMCT Exchange”);
WHEREAS, on the terms and subject to the conditions set forth herein, in the Operating Partnership Agreement and the NAV REIT Governing Document, as applicable, immediately upon the acquisition of Units by NAV REIT, in either a CMCT Common Stock Exchange or NAV REIT Common Share Exchange, as applicable, from a Qualifying Party, a number of Units equal to the number of Units delivered to NAV REIT shall be automatically canceled and the Operating Partnership shall immediately issue new Units to NAV REIT in an amount equal to the canceled Qualifying Party’s Units; and
WHEREAS, the parties intend that each Exchange (as defined below) consummated hereunder be treated for U.S. federal income tax purposes as a taxable sale of Units or NAV REIT Common Shares, as applicable, by a Qualifying Party or NAV REIT Common Shareholder, as applicable, to NAV REIT.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
EXCHANGES
Section 1.1Exchange Procedure.
(a)Application of Exchange Procedures. In applying this Article I and the other provisions of this Agreement (including for purposes of determining the price of the Exchange (as defined herein) (the “Exchange Price”) and the form of consideration to be paid with respect to any Exchange, both of which shall be determined pursuant to the Operating Partnership Agreement or NAV REIT Governing Document, as applicable) NAV REIT may, in its sole discretion, (i) divide any Exchange into, and treat such Exchange as if it were, two or more separate Exchanges, and (ii) combine any number of Exchanges into, and otherwise treat such Exchanges as if they were part of, a single Exchange. For the purposes of this Agreement, “Exchange” shall mean the NAV REIT Common Share Exchange, the CMCT Common Stock Exchange and the NAV REIT CMCT Exchange by a Qualifying Party or NAV REIT Common Shareholder, as applicable, for (a) cash, (b) CMCT Common Stock or NAV REIT Common Shares, as the case may be, or (c) any combination of the foregoing, in accordance with the Operating Partnership Agreement or the NAV REIT Governing Document, as applicable.
(b)Exchanges of Units.
(i)NAV REIT Common Share Exchange. On the date of a NAV REIT Common Share Exchange (the “NAV REIT Common Share Exchange Date”), (i) NAV REIT shall purchase from the Qualifying Party who has elected to make a NAV REIT Common Share Exchange in accordance with the Operating Partnership Agreement and (ii) such Qualifying Party shall sell to NAV REIT such number of Units that such Qualifying Party elects to sell in accordance with the Operating Partnership Agreement, subject in each case to the terms and conditions including limitations contained therein. As consideration for the sale described in clauses (i) and (ii) of this Section 1.1(b)(i), the Qualifying Party that has elected to make the NAV REIT Common Share Exchange shall receive the Exchange Price (which shall be determined pursuant to the Operating Partnership Agreement and which shall be delivered in the form of (a) cash paid to such Qualifying Party by the Operating Partnership, (b) NAV REIT Common Shares issued to such Qualifying Party by NAV REIT or (c) any combination of the foregoing, in accordance with the Operating Partnership Agreement).
(ii)CMCT Common Stock Exchange. On the date of a CMCT Common Stock Exchange (the “CMCT Common Stock Exchange Date”), (i) CMCT shall issue the number of shares of CMCT Common Stock determined in accordance with the Operating Partnership Agreement to NAV REIT in exchange for NAV REIT Common Shares, (ii) NAV REIT shall immediately transfer such shares of CMCT Common Stock to the Qualifying Party who has elected to make a CMCT Common Stock Exchange and (iii) such Qualifying Party shall sell to NAV REIT such number of Units that such Qualifying Party elects to sell in accordance with the Operating Partnership Agreement, subject in each case to the terms and conditions including limitations contained therein. As consideration for the sale described in clauses (ii) and (iii) of this Section 1.1(b)(ii), the Qualifying Party that has elected to make the CMCT Common Stock Exchange shall receive the Exchange Price (which shall be determined pursuant to the Operating Partnership Agreement and which shall be delivered in the form of (a) cash paid to such Qualifying Party by the Operating Partnership, (b) CMCT Common Stock delivered to such Qualifying Party by NAV REIT or (c) any combination of the foregoing, in accordance with the Operating Partnership Agreement).

(c)Exchange of NAV REIT Common Shares. On the date of a NAV REIT CMCT Exchange (the “NAV REIT CMCT Exchange Date”), (i) CMCT shall issue the number of shares of CMCT Common Stock to NAV REIT in exchange for a number of NAV REIT Common Shares, in each case, determined in accordance with the NAV REIT Governing Document, (ii) NAV REIT shall immediately transfer the CMCT Common Stock to the NAV REIT Common Shareholder who has elected to make a NAV REIT CMCT Exchange and (iii) such NAV REIT Common Shareholder shall sell to NAV REIT such number of NAV REIT Common Shares as such NAV REIT Common Shareholder elects to sell in accordance with the NAV REIT Governing Document, subject in each case to the terms and conditions including limitations contain therein. As consideration for the sale described in clauses (ii) and (iii) of this Section 1.1(c), the NAV REIT Common Shareholder that has elected to make the NAV REIT CMCT Exchange shall receive the Exchange Price (which shall be determined pursuant to the NAV REIT Governing Document and shall be delivered in the form of (a) cash paid to such NAV REIT Common Shareholder by NAV REIT, (b) CMCT Common Stock delivered to such NAV REIT Common Shareholder by NAV REIT or (c) any combination of the foregoing, in accordance with the NAV REIT Governing Document).
(d)Concurrent Exchanges. The obligation, if any, of NAV REIT to effect an Exchange under this Agreement represents a several, and not a joint and several, obligation of NAV REIT.
(e)Cancellation of Units and Reissuance. Pursuant to the Operating Partnership Agreement, on the CMCT Common Stock Exchange Date (or the NAV REIT Common Share Exchange Date, as applicable), a number of Units equal to the number of Units exchanged by the Qualifying Party with NAV REIT pursuant to Section 1.1(b) (whether or not actually delivered) in connection with the Exchanges effected on such Exchange Date shall be automatically canceled. In connection with the Exchange(s) effected on the Exchange Date, pursuant to the Operating Partnership Agreement, the Operating Partnership shall issue to NAV REIT a number of new Units equal to the number of canceled Units exchanged by such Qualifying Party.
Section 1.2Closing Procedures.
(a)Location. The parties shall effect the closing (the “Closing”) of the transactions contemplated by Section 1.1 remotely by mutual electronic exchange of documents and signatures (or other electronic counterparts) on the applicable Exchange Date or at such other time, at such other place and in such other manner as may be mutually agreed to in writing by NAV REIT and the applicable Qualifying Party or Parties or NAV REIT Common Shareholder(s), as applicable.
(b)Absence of Injunctions or Decrees. The obligations of the parties to this Agreement to consummate an Exchange shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof that is in effect that restrains or prohibits such Exchange.
(c)Exchange Deliveries. At each Closing, the respective obligations of the parties thereto to effect the Closing of the applicable Exchange shall be subject to the satisfaction or waiver of each of the following conditions:
(i)each Qualifying Party participating in such Closing shall have delivered, or shall have instructed the delivery of on its behalf, to the paying agent for CMCT and its subsidiaries, who shall be designated, from time to time, by CMCT to facilitate Exchanges (the “Paying Agent”), the number of Units to be sold by such Qualifying Party plus such other transfer and related agreements as CMCT, NAV REIT and/or the Paying Agent may reasonably require, including as required pursuant to Section 15.1(E) of the Operating Partnership Agreement, and the applicable Qualifying Party hereby agrees to make such deliveries or provide such instructions;
(ii)each NAV REIT Common Shareholder participating in such Closing shall have delivered, or shall have instructed the delivery of on its behalf, to the Paying Agent, the number of NAV REIT Common Shares to be sold by such NAV REIT Common Shareholder plus such other transfer and related agreements as CMCT, NAV REIT and/or the Paying Agent may reasonably require, including as required pursuant to Section 5(c) of the NAV REIT Governing Document;
(iii)the Operating Partnership or NAV REIT, as applicable, shall have delivered, or shall have caused to be delivered, to the Paying Agent the Exchange Price (either in (a) cash, (b) CMCT Common Stock or NAV REIT Common Shares, as the case may be, or (c) any combination of the foregoing, in accordance with the Operating Partnership Agreement or the NAV REIT Governing Document, as applicable) for the number of Units or NAV REIT Common Shares being acquired by the Operating Partnership or NAV REIT, as applicable, and NAV REIT or the Operating Partnership, as applicable, hereby agrees to make or cause to be made such deliveries; and
(iv)each Qualifying Party or NAV REIT Common Shareholder, as applicable, participating in such Closing shall have delivered to the Paying Agent, to the extent certificated, the certificate or certificates representing a number of Units or NAV REIT Common Shares, as applicable, equal to the number of Units or NAV REIT Common Shares, as applicable, being acquired by NAV REIT, and any applicable Qualifying Party hereby agrees to make the applicable deliveries.
(d)Additional Exchange Deliveries. In addition to the closing deliveries provided for with respect to each Qualifying Party or NAV REIT Common Shareholder, as applicable, on any Exchange Date if a Qualifying Party or NAV REIT Common Shareholder, as applicable, delivers to the Paying Agent a certificate or certificates that represent more Units or NAV REIT Common Shares than the number of Units or NAV REIT Common Shares to be delivered to NAV REIT in connection with all Exchanges occurring on such applicable Exchange Date, NAV REIT shall deliver to the Paying Agent a certificate or certificates registered in the name of Qualifying Party or NAV REIT Common Shareholder representing a number of Units or NAV REIT Common Shares equal to such excess.
(e)Paying Agent. After receiving all required Closing deliveries set forth in Sections 1.2(c) and 1.2(d) for all Closings occurring on an Exchange Date, the Paying Agent shall deliver:
(i)to each Qualifying Party or NAV REIT Common Shareholder, as applicable, participating in a Closing, (a) cash, (b) CMCT Common Stock or NAV REIT Common Shares, as the case may be, or (c) any combination of the foregoing, in accordance with the Operating Partnership Agreement or NAV REIT Governing Document, as applicable, representing the Exchange Price for the number of Units delivered by or on behalf of such Qualifying Party or NAV REIT Common Shareholder, as applicable, on such Exchange Date;
(ii)to NAV REIT the Units being acquired by NAV REIT on such date;

(iii)to NAV REIT the Unit certificates, if any, representing the number of Units equal to the number of Units being acquired by NAV REIT;
(iv)to NAV REIT the NAV REIT Common Shares being acquired by NAV REIT on such date;
(v)to NAV REIT the NAV REIT Common Share certificates, if any, representing the number of NAV REIT Common Shares being acquired by NAV REIT; and
(vi)to a Qualifying Party or NAV REIT Common Shareholder, as applicable, the certificates delivered by NAV REIT pursuant to Section 1.2(d), if any.
Section 1.3Non-Exclusive Exchange Method. The parties hereto specifically agree that the provisions of this Article I are not the exclusive method by which Units or NAV REIT Common Shares, as applicable, may be exchanged for CMCT Common Stock, NAV REIT Common Shares or cash, and that NAV REIT and the relevant Qualifying Party or NAV REIT Common Shareholder, as applicable, may agree in writing, on a case-by-case basis, to effect such exchange by any other arrangements.
Section 1.4CMCT Ownership Limit. Notwithstanding anything to the contrary contained herein, in no event may CMCT be required to deliver shares of CMCT Common Stock in any CMCT Common Stock Exchange or NAV REIT CMCT Exchange if, in the sole and absolute discretion of the board of directors of CMCT, such CMCT Common Stock Exchange or NAV REIT CMCT Exchange will cause any Person (as such term is defined in the charter of CMCT (the “CMCT Charter”)) to violate the restriction or restrictions on the ownership or transfer of securities of CMCT imposed under the CMCT Charter that are applicable to such Person, as such restrictions may be modified for any Excepted Holder (as such term is defined in the CMCT Charter) pursuant to an Excepted Holder Limit (as such term is defined in the CMCT Charter).
Article II
MISCELLANEOUS
Section 1.1Additional Unitholders. To the extent a Unitholder proposes to transfer any or all of such Unitholder’s Units to another person in a transaction in accordance with, and not in contravention of, the Operating Partnership Agreement or any other agreement or agreements with CMCT or any of its subsidiaries to which a transferring Unitholder may be party (each, a “Permitted Transferee”), then such Unitholder shall take all actions reasonably necessary to cause such Permitted Transferee to execute and deliver to CMCT, NAV REIT and the Operating Partnership a joinder to this Agreement, substantially in the form of Exhibit A hereto, whereupon such Permitted Transferee shall become a Unitholder hereunder. To the extent the Operating Partnership issues Units in the future, the Operating Partnership shall be entitled, in its sole discretion, to make any holder of such Units a Unitholder hereunder through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit A hereto.
Section 1.2General Provisions. The provisions of Section 15.2 (Addresses and Notice); Section 15.8 (Counterparts); Section 15.9 (Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial); and Section 15.16 (Interpretation) of the Operating Partnership Agreement shall apply mutatis mutandis to this Agreement.
Section 1.3Transaction Expenses. All expenses incurred in connection with the Exchange, including, without limitation, all fees and expenses resulting from a registration under the Securities Act of 1933 (if the board of directors of CMCT or board of trustees of NAV REIT, as applicable, deems it advisable to register such Exchange or resulting resale of shares of CMCT Common Stock or NAV REIT Common Shares in order to comply with applicable United States securities laws and regulations based on the advice of counsel), printing expenses, fees and disbursements of counsel to CMCT, NAV REIT and/or the Operating Partnership, as applicable, and Unitholders, and fees of the independent certified public accountants, and the expense of qualifying such Units under blue sky laws, will be borne by the Operating Partnership; provided, however, that (i) any broker fees, commissions or underwriting discounts incurred in connection with selling shares of CMCT Common Stock or NAV REIT Common Shares for the account of a Unitholder and (ii) counsel fees and disbursements resulting from services to a Unitholder or NAV REIT Common Shareholder, as applicable, in its personal capacity will be borne by such Unitholder or NAV REIT Common Shareholder, as applicable.
Section 1.4Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, if the economic and legal substance of the arrangements contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such a determination, the Unitholders, CMCT and NAV REIT shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.
Section 1.5Entire Agreement; Third Party Beneficiaries. This Agreement, the Operating Partnership Agreement and the NAV REIT Governing Document together constitute the entire agreement and supersede all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof; provided, that in the event of a conflict between this Agreement, on the one hand, and the Operating Partnership Agreement or the NAV REIT Governing Document, on the other hand, then then Operating Partnership Agreement or the NAV REIT Governing Document, as applicable, shall control. This Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.
Section 1.6Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.
Section 1.7Amendments; Waivers.
(a)This Agreement may be amended, modified or waived at any time in writing by agreement of CMCT or NAV REIT, as applicable, without the approval or consent of any other party; provided, that if any such amendment, modification or waiver would adversely affect in any material respect any Unitholder relative to all Unitholders collectively as a group, such amendment, modification, or waiver shall also require the written consent of the Unitholders holding a majority of the interests held by Unitholders so adversely affected.
(b)No waiver by any party hereto of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party hereto to exercise any right hereunder in any manner impair the exercise of any such right accruing to it, him or her thereafter. Any default hereunder by a party hereto shall not excuse any obligation of any other party.
Section 1.8Assignment. Except as may be provided in the Operating Partnership Agreement or the NAV REIT Governing Document, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of CMCT and NAV REIT. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION

By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Chief Executive Officer

CMCT NAV REIT By: CIM Urban Holdings, LLC, Trustee

By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President

CIM URBAN PARTNERS, L.P.

By:	Urban Partners GP, LLC, its General Partner

By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President and Chief Financial Officer

[Signature Page to Exchange Agreement]

EXHIBIT A
FORM OF JOINDER AGREEMENT
This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of March 28, 2024 (the “Exchange Agreement”), by and among Creative Media & Community Trust Corporation, a Maryland corporation (“CMCT”), CMCT NAV REIT, a Maryland statutory trust (“NAV REIT”), CIM Urban Partners L.P., a Maryland limited partnership (the “Operating Partnership”) and the holders of Operating Partnership Units from time to time (each, a “Unitholder”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.
The undersigned hereby joins and enters into the Exchange Agreement having acquired Units in the Operating Partnership. By signing and returning this Joinder Agreement to CMCT, NAV REIT and the Operating Partnership, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Unitholder contained in the Exchange Agreement, with all attendant rights, duties and obligations of a Unitholder thereunder. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by CMCT, NAV REIT and the Operating Partnership, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices:	With copies to:

Attention:

A-1